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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of Progenics Pharmaceuticals, Inc. (the 'Company') of our report dated February 16, 1999 relating to the financial statements which appear herein and in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings 'Experts' and 'Selected Financial Data' in such Registration Statement.


                                        PricewaterhouseCoopers LLP


New York, New York
October 12, 1999